EXHIBIT 5.1

Sean M. Clayton

T: +1 858 550 6034

sclayton@cooley.com

March 6, 2014

Insys Therapeutics, Inc.

444 South Ellis Street

Chandler, Arizona 85224

Ladies and Gentlemen:

We have represented Insys Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 1,084,929 shares of the Company's Common Stock, $0.0002145 par value (the “Shares”), including 884,929 shares issuable pursuant to the Company’s 2013 Equity Incentive Plan (the “Incentive Plan”), and 200,000 shares issuable pursuant to the Company’s 2013 Employee Stock Purchase Plan (the “Stock Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Incentive Plan and the Stock Plan, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Incentive Plan or the Stock Plan, as applicable, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements under the Incentive Plan or the Directors’ Plan, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By: /s/ Sean M. Clayton

            Sean M. Clayton